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                                                                     Exhibit 5.1


                            [BAKER & BOTTS, L.L.P. LETTERHEAD]



                                                                October 30, 1997





Bayard Drilling Technologies, Inc.
4005 Northwest Expressway, Suite 550E
Oklahoma City, Oklahoma  73116

Gentlemen:

                 As set forth in the Registration Statement on Form S-1 (Commission File No. 333-34451) (the "Registration Statement"), filed by Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the offering and sale of up to an aggregate of 10,580,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, the validity of the Shares is being passed upon for you by us. The Shares include (i) 4,000,000 shares of Common Stock being issued and sold by the Company, (ii) 169,050 shares of Common Stock that may be issued and sold by the Company pursuant to an over-allotment option (the "Over- allotment Option") granted to the Underwriters named in the Registration Statement, (iii) 5,200,000 shares of Common Stock being sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"), and (iv) 1,210,950 shares of Common Stock that may be sold by the Selling Stockholders pursuant to the Over-allotment Option. The Shares identified in clauses (i) and (ii) above are hereinafter referred to as the "Company Shares" and the Shares identified in clauses (iii) and (iv) above are hereinafter referred to as the "Selling Stockholder Shares." At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                 In our capacity as counsel to the Company in connection with the registration and proposed offering and sale of the Shares, we have familiarized ourselves with (i) the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") filed as an exhibit to the Registration Statement and (ii) the Company's





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Bayard Drilling Technologies, Inc.    -2-                       October 30, 1997


Bylaws, as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

                 Based upon our examination as aforesaid, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

                 1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

                 2. When the Board of Directors of the Company or the duly authorized Pricing Committee of the Board of Directors of the Company shall have fixed the price at which the Shares are to be sold, all requisite corporate action on the part of the Company with respect to the authorization of the Company Shares will have been taken. Upon the occurrence of the event specified in the immediately preceding sentence and upon the sale of the Company Shares for the price approved by the Board of Directors of the Company or the duly authorized Pricing Committee of the Board of Directors of the Company, the Company Shares will be validly issued, fully paid and nonassessable.

                 3. The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                 The opinions set forth above are limited to matters governed by the General Corporation Law of the State of Delaware as in effect on the date hereof.

                 We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing





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Bayard Drilling Technologies, Inc.    -3-                       October 30, 1997


of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/  BAKER & BOTTS, L.L.P.